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                                                                      Exhibit 21

                            PARENTS AND SUBSIDIARIES
         The following is a list of all subsidiaries of First Tennessee National Corporation at December 31, 1994. Each subsidiary is 100% owned by its immediate parent, and all are included in the Consolidated Financial
Statements:

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
                                                                     Type of Ownership                Jurisdiction of
         Subsidiary                                                  By the Corporation               Incorporation
         ----------                                                  ------------------               -------------
Cleveland Bank and Trust Company                                     Direct                           Tennessee
Crown Finance Corporation*                                           Direct                           Missouri
         Corona National Life Insurance Company*                     Indirect                         Arizona
         Crown Agency Corporation                                    Indirect                         Missouri
         Crown Lending Corporation*                                  Indirect                         Missouri
First Tennessee Advisory Corporation*                                Direct                           Tennessee
First Tennessee Bank National Association                            Direct                           United States
         Check Consultants, Incorporated                             Indirect                         Tennessee
           Check Consultants Company of Tennessee, Inc.              Indirect                         Tennessee
         Countrywood Development Corporation*                        Indirect                         Tennessee
         East Tennessee Service Corporation                          Indirect                         Tennessee
           Tri-City Title Company*                                   Indirect                         Tennessee
           Upper East Tennessee Insurance Agency                     Indirect                         Tennessee
         First Funds, Inc.*                                          Indirect                         Tennessee
         First Tennessee Capital Assets Corporation                  Indirect                         Tennessee
         First Tennessee Data Services Corporation*                  Indirect                         Tennessee
         First Tennessee Brokerage, Inc.                             Indirect                         Tennessee
         First Tennessee Equipment Finance Corporation               Indirect                         Tennessee
         Hickory Venture Capital Corporation                         Indirect                         Alabama
         JPO, Inc.                                                   Indirect                         Tennessee
         MNC Mortgage Corporation                                    Indirect                         Maryland
           Atlantic Coast Mortgage Company                           Indirect                         Virginia
         Norlen, Inc*                                                Indirect                         Tennessee
         Northeast Arkansas Computer Service Center, Inc.*           Indirect                         Arkansas
         Northeast Mississippi Computer Service Center, Inc.         Indirect                         Mississippi
         SNMC Management Corporation                                 Indirect                         Delaware
           Sunbelt National Mortgage Corporation                     Indirect                         Illinois
         Southeast Missouri Computer Service Center, Inc.*           Indirect                         Missouri
         West Tennessee Computer Service Center, Inc.*               Indirect                         Tennessee
         TSMM Corporation                                            Indirect                         Tennessee
First Tennessee Bank National Association Mississippi                Direct                           United States
FTB Futures Corporation*                                             Direct                           Tennessee
Hickory Capital Corporation                                          Direct                           Tennessee
Highland Capital Management Corp.                                    Direct                           Tennessee
Mountain Financial Company*                                          Direct                           Tennessee
Norlen Life Insurance Company                                        Direct                           Arizona
Pence Mortgage Company*                                              Direct                           Kentucky
Peoples and Union Bank                                               Direct                           Tennessee
Planters Bank                                                        Direct                           Mississippi
* Inactive.

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